Exhibit 3

                            CERTIFICATE OF AMENDMENT


                                       OF


                          CERTIFICATE OF INCORPORATION

             Thermo Fibertek Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows, pursuant to Section 242 of the General Corporation Law of the State of Delaware:

             1. That Article FOURTH of the Certificate of Incorporation of the Corporation, as amended, is hereby further amended to increase the number of authorized shares of the Corporation's Common Stock, $.01 par value per share, from 75 million shares to 150 million shares and that such amendment is hereby effected by deleting said Article in its entirety and inserting the following in substitution therefor:

             "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000), and the par value of each share is one cent ($.01), amounting in the aggregate one million five hundred thousand dollars ($1,500,000) of capital stock."

             2. That the Board of Directors of the Corporation at a meeting held on March 19, 1997, duly adopted the following resolutions:

        RESOLVED:      That it is in the best interests of the
                       Corporation that the authorized common stock, $.01
                       par value, of the Corporation be increased to 150
                       million shares, and that, upon the approval of
                       such increase by the Corporation's Stockholders,
                       the proper officers of the Corporation be, and
                       each of them hereby is, authorized, empowered and
                       directed to execute on behalf of the Corporation a
                       Certificate of Amendment to the Corporation's
                       Certificate of Incorporation to reflect such
                       increase, and to file, or cause to be filed, such
                       Certificate of Amendment with the Secretary of
                       State of the State of Delaware.
        FURTHER
        RESOLVED:      That the Board of Directors recommend to the
                       Stockholders for approval at the Annual Meeting of Stockholders to be held on June 2, 1997 the increase in authorized shares of the Corporation's common stock to 150 million shares, as previously approved by the Directors.

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             3.   That, on June 2, 1997, at the Corporation's Annual
        Meeting of Stockholders, the amendment to the Corporation's Certificate of Incorporation was duly adopted by the affirmative vote of Stockholders of the Corporation holding in excess of 50% of the shares of Common Stock, $.01 par value per share, of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

             IN WITNESS WHEREOF, Thermo Fibertek Inc. has caused this Certificate of Amendment to be signed by William A. Rainville, its President, and attested by Sandra L. Lambert, its Secretary, this 8th day of July, 1997.


                                      THERMO FIBERTEK INC.


                                      By: /s/ William A. Rainville
                                           William A. Rainville,
                                            President

        ATTEST:


        By:  /s/ Sandra L. Lambert
             Sandra L. Lambert
                  Secretary













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

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



             Thermo Fibertek Inc., (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows, pursuant to Section 242 of the General Corporation Law of the State of Delaware:

             1. That Article FOURTH of the Certificate of Incorporation of the Corporation, as incorporated on November 12, 1991, and as subsequently amended, is hereby further amended to increase the number of authorized shares of the Corporation's Common Stock, $.01 par value per share, from 35 million shares to 75 million shares and that such amendment is hereby effected by deleting said Article in its entirety and inserting the following in substitution therefor:

             "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is seventy-five million (75,000,000), and the par value of each of such share is one cent ($.01), amounting in the aggregate to seven hundred fifty thousand dollars ($750,000.00) of capital stock."

             2. That the Board of Directors of the Corporation at a meeting held on February 22, 1994, duly adopted the following resolutions:

             RESOLVED: That it is in the best interests of the
                       Corporation that the authorized common stock of the corporation, $.01 par value, be increased to 75 million shares, and that, upon the approval of such increase by the Corporation's Stockholders, the proper officers of the Corporation be, and each of them hereby is, empowered and directed to execute on behalf of the Corporation a Certificate of Amendment to the Corporation's Certificate of Incorporation or an Amended and Restated Certificate of Incorporation to reflect such increase and/or restatement to file, or cause to be filed, such Certificate of Amendment or Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

             FURTHER
             RESOLVED: That the Board of Directors recommend to the
                       Stockholders for approval at the Annual Meeting the increase in authorized shares of the Corporation's Common Stock to 75 million shares as previously approved by the Directors.

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             3.   That on May 23, 1994, at the Corporation's Annual
        Meeting of Stockholders, the amendment to the Corporation's Certificate of Incorporation was duly adopted by the affirmative vote of Stockholders of the Corporation holding in excess of 50% of the shares of Common Stock, $.01 par value per share, of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

             IN WITNESS WHEREOF, Thermo Fibertek Inc. has caused this Certificate of Amendment to be signed by John N. Hatsopoulos, its
         Vice President, and attested by Sandra L. Lambert, its
        Secretary, this fourth day of August, 1994.



                                           THERMO FIBERTEK INC.

                                           By:  /s/ John N. Hatsopoulos
                                                    John N. Hatsopoulos
                                                    Vice President




        ATTEST:


        /s/ Sandra L. Lambert
            Sandra L. Lambert
            Secretary












                                        4PAGE
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   *  *  *  *


             Thermo Fibertek Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,



             DOES HEREBY CERTIFY:



             FIRST:    That the Board of Directors of said corporation by

        unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of

        Incorporation of said corporation:

             "RESOLVED, that the Certificate of Incorporation of the Thermo Fibertek Inc. be amended by deleting in its entirety the Fourth Article thereof and inserting in its place the following, so that, as amended, said Article shall be and read as follows:

                  'FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is thirty-five million (35,000,000), and the par value of each of such share is one cent ($.01), amounting in the aggregate to three hundred fifty thousand dollars ($350,000.00) of capital stock.'"


             SECOND:   That in lieu of a meeting and vote of

        stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the

        General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as

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        provided in Section 228 of the General Corporation Law of the

        State of Delaware to every stockholder entitled to such notice.

             THIRD:    The aforesaid amendment was duly adopted in

        accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.



             IN WITNESS WHEREOF, said Thermo Fibertek Inc. has caused

        this certificate to be signed by William A. Rainville, its

        President and attested by Sandra L. Lambert, its Secretary this

        11th day of September, 1992.


                                           THERMO FIBERTEK INC.

                                           By:  /s/ William A. Rainville
                                                    William A. Rainville
                                                    President




        ATTEST:

        By:  /s/ Sandra L. Lambert
                 Sandra L. Lambert,
                 Secretary






                                        6PAGE
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             THERMO WEB SYSTEMS INC.


             Thermo Web Systems Inc., (the "Corporation"), a corporation organized and existing under and by virtue of the General

        Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:



             FIRST:    That the Board of Directors of the Corporation, by

        the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and

        declaring advisable the following amendment to the Certificate of

        Incorporation of the Corporation:

             RESOLVED, that the Certificate of Incorporation of the Thermo Web Systems Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

                  "FIRST:  The name of the Corporation is Thermo Fibertek
                  Inc."


             SECOND:   That in lieu of a meeting and vote of stockholder,

        the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the

        General Corporation Law of the State of Delaware.

             THIRD:    The aforesaid amendment was duly adopted in

        accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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             IN WITNESS WHEREOF, said Thermo Web Systems Inc. has  caused this certificate to be  signed by John  N. Hatsopoulos, its  Vice

        President, and attested by Sandra L. Lambert, its Secretary, this

        31st day of January, 1992.


                                           THERMO WEB SYSTEMS NC.

                                           By:  /s/ John N. Hatsopoulos
                                                    John N. Hatsopoulos
                                                    Vice President




        ATTEST:

        By:  /s/ Sandra L. Lambert
                 Sandra L. Lambert, Secretary









                                        8PAGE
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                          CERTIFICATE OF INCORPORATION

                                       OF

                             THERMO WEB SYSTEMS INC.

                                  * * * * * * *


             FIRST:  The name of the corporation is:

                             Thermo Web Systems Inc.

             SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

             THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

             FOURTH: The total number of shares of capital stock which the corporation shall have the authority to issue is twenty million (20,000,000), and the par value of each of such shares is one cent ($0.01), amounting in the aggregate to two hundred thousand dollars ($200,000.00) of capital stock.

             FIFTH: The name and mailing address of the sole incorporator are as follows:

             NAME                     MAILING ADDRESS
             ----                     ---------------

             Shella Lieberman         101 First Avenue
                                      Waltham, Massachusetts 02254

             SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:

             NAME                     MAILING ADDRESS
             ----                     ---------------

             Walter J. Bornhorst      101 First Avenue
                                      Waltham, Massachusetts 02254

             George N. Hatsopoulos    101 First Avenue
                                      Waltham, Massachusetts 02254

             John N. Hatsopoulos      101 First Avenue
                                      Waltham, Massachusetts 02254




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             SEVENTH:  The corporation is to have perpetual existence.

             EIGHTH: The private property of the stockholders shall not be subject to the payment of the corporation debts to any extent whatever.

             NINTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in the furtherance and not in limitation of the powers conferred upon the corporation by statute:

                       (a) The by-laws of the corporation may fix and alter, or provide the manner for fixing and altering, the number of directors constituting the whole Board. In case of any vacancy on the Board of Directors or any increase in the number of directors constituting the whole Board, the vacancies shall be filled by the directors or by the stockholders at the time having voting power, as may be prescribed in the by-laws. Directors need not be stockholders of the corporation, and the election of directors need not be by ballot.

                       (b) The Board of Directors shall have the power and authority:

                            (1)  to make, alter or repeal by-laws of the
                       corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

                            (2)  to the full extend permitted or not
                       prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real personal or mixed, and franchises of the corporation, including after-acquired property and to exercise all of the powers of the corporation in connection therewith; and

                            (3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.


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             TENTH:  Meetings of stockholders may be held outside the
        State of Delaware, if the by-laws so provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

             ELEVENTH: The corporation shall indemnify each director and officer of the corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the corporation, his heirs, executors, administrators and all other persons whom the corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the maximum extent permitted by law (a) against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation, or otherwise; and no provision of this Article Eleventh is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of the State of Delaware upon the corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

             The Board of Directors of the corporation, may in its discretion, authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article Eleventh.

             TWELFTH: To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of directors, no director of the corporation shall be liable to the corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the corporation's Certificate of Incorporation or by-laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act or failure to act which occurred prior to such amendment, repeal or adoption. The limitation on liability provided by this Article applies to events occurring at the time a person serves as a director of the corporation whether or not such person is a director at the time of any proceeding in which liability is asserted.

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             THIRTEENTH:  The corporation reserves the right to amend,
        alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

             THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 31st day of October, 1991.



                                           /s/ Shella Lieberman
                                           Shella Lieberman